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                                                                    Exhibit 10.3

                          GRYPHON EXPLORATION COMPANY
                 CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

                        Pursuant to Section 151 of the
                       Delaware General Corporation Law

     The undersigned President and Secretary, respectively, of Gryphon Exploration Company, a Delaware corporation (the "Corporation") certify that pursuant to authority granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has duly adopted the following resolutions creating the Series A Convertible Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article IV of the Corporation's Certificate of Incorporation, a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"), to consist of 100,000 shares, par value $.01 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation) as follows:

1.   Certain Definitions.
     -------------------

     Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated:

     "Accredited Holder" means a holder of Series A Preferred Stock who at the
      -----------------
time in question is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act of 1933.

     "Common Stock" means shares of the common stock, par value $.01 per share,
      ------------
of the Corporation.

     "Contribution Agreement" means the Contribution and Subscription Agreement
      ----------------------
dated as of September 15, 2000, among the Corporation and each of the parties named therein.

     "Conversion Date"  The term "Conversion Date" shall have the meaning set
      ---------------
forth in subparagraph 5(e).

     "Conversion Price"  The term "Conversion Price," at any time of
      ----------------
determination, shall mean the conversion price set forth in subparagraph 5(d).

     "Current Market Price" shall have the meaning set forth in Section 5(h).
      --------------------

     "Dividend Payment Date"  The term "Dividend Payment Date" shall have the
      ---------------------
meaning set forth in subparagraph 2(a).
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     "Dividend Period"  The term "Dividend Period" shall have the meaning set
      ---------------
forth in subparagraph 2(a).

     "Excluded Shares" shall have the meaning set forth in Section 5(g)(ii).
      ---------------

     "Initial Issue Date" shall mean the first date that any shares of Series A
      ------------------
Preferred Stock are issued by the Corporation.

     "Issue Date" shall mean the date the shares of Series A Preferred Stock in
      ----------
question are issued by the Corporation.

     "Junior Stock" means the Common Stock and any other class or series of
      ------------
securities of the Corporation (i) not entitled to receive any distributions unless all distributions required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been so paid or declared and set apart for payment, and (ii) not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock shall have received the entire amount to which such Shares are entitled upon such liquidation, dissolution or winding up.

     "Liquidation Preference"  The term "Liquidation Preference" shall mean One
      ----------------------
Thousand Dollars ($1,000) per share of the Series A Preferred Stock.

     "Market Price" means, with respect to a particular security, on any given
      ------------
day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (iii) if such security is not listed on the Nasdaq Stock Market or any comparable system but is actively traded, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price shall be deemed to be the fair value per share of such security as determined by a nationally recognized investment banking firm selected by the Board and reasonably acceptable to the holders of a majority of the outstanding shares of Series A Preferred Stock.

     "Parity Stock" means, (i) any class or series of securities of the
      ------------
Corporation entitled to receive payment of dividends on a parity with the Series A Preferred Stock and (ii) any class or series of securities of the Corporation entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Preferred Stock.

     "Qualified Public Company" means a corporation whose common stock is
      ------------------------
authorized and approved for listing on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market or comparable system and the market value of the outstanding common stock of which corporation owned by non-affiliates of such corporation is in excess of $50,000,000.

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     "Qualified Public Offering" means the first closing of one or more
      -------------------------
underwritten public offerings pursuant to effective registration statements under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Corporation to the public generally, for which the aggregate net proceeds to the Corporation are not less than $40,000,000, and pursuant to which such shares of common stock are authorized and approved for listing on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market or comparable system.

     "Restricted Payment"  means (i) any distribution on any Junior Stock (other
      ------------------
than distributions payable solely in such Junior Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any Junior Stock or (b) any option, warrant, convertible or exchangeable security or other right to acquire Junior Stock.

     "Senior Stock" means (i) any class or series of securities of the
      ------------
Corporation ranking senior to the Series A Preferred Stock in respect of the right to receive payment of distributions and (ii) any class or series of securities of the Corporation ranking senior to the Series A Preferred Stock in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

     "Shares" means the Common Stock and Series A Preferred Stock, collectively,
      ------
and any "Share" shall refer to any one of the foregoing.

     "Stockholders Agreement" means the Stockholders Agreement among the
      ----------------------
Corporation, Cheniere Energy, Inc., Cheniere-Gryphon Management, Inc., Warburg, Pincus Equity Partners, L.P., and the other parties thereto.

2.   Dividends.
     ---------

     (a) Subject to the prior preferences and other rights of any Senior Stock, the holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, cash dividends in an amount equal to $80 per annum per share (payable quarterly as set forth below) and, subject to the provisions hereof, no more. Subject to the provisions of subparagraph 2(c) below, such dividends shall be cumulative from their Issue Date and shall be payable quarterly in arrears, when and as declared by the Board of Directors, on March 31, June 30, September 30 and December 31 of each year (each such date being herein referred to as a "Dividend Payment Date"), commencing on the Dividend Payment Date next succeeding their Issue Date. The quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as their names appear on the share register of the Corporation on the corresponding Record Date. As used above, the term "Record Date" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date designated by the Board of Directors of the Corporation with respect to the dividend payable on such respective Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid, together with any accrued but unpaid dividends thereon to and including the date of payment, at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding fifty (50) days preceding the payment date thereof, as may be fixed by the

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Board of Directors; provided, however, dividends on account of arrears may not be paid without the written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock except as otherwise provided in paragraph 2(c) below.

     (b) If, on any Dividend Payment Date, the holders of the Series A Preferred Stock shall not have received the full dividends provided for the benefit of such holders, then such dividends shall cumulate and shall accrue additional dividends to and including the date of payment thereof at the rate of eight percent (8%) per annum compounded quarterly whether or not earned or declared. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day-to-day basis and shall be computed on the basis of a 365-day year.

     (c) Upon consummation of (i) a Qualified Public Offering, (ii) a merger of the Corporation with or into another entity, a consolidation of the Corporation or a statutory share exchange involving the Common Stock ("a Business Combination") or (iii) a sale of all or substantially all of the assets of the Corporation, the Corporation shall pay in cash, except as provided below, on the date of such consummation all accrued and unpaid dividends as of such date on all outstanding Series A Preferred Stock to the holders of record of the Series A Preferred Stock as their names appear on the share register of the Corporation on such date; provided, however that (a) in the case of a Qualified Public Offering, the Corporation shall give the holders of record of the Series A Preferred Stock at least thirty days but no more than one-hundred and eighty days prior written notice of the possibility of a Qualified Public Offering in which event each Accredited Holder may give the Corporation written notice within fifteen days of the giving of such notice that such Accredited Holder desires to have dividends payable upon consummation of the Qualified Public Offering paid in the form of Common Stock based on the initial public offering price of the Common Stock in the Qualified Public Offering less all underwriters' discounts and commissions (rounded down to the nearest whole share) and if the Qualified Public Offering is so consummated then the Accredited Holders which gave such notice shall be paid all accrued dividends on their Series A Preferred Stock in the form of Common Stock as so provided and all other holders of Series A Preferred Stock shall receive dividends in the form of cash; and (b) in the case of a Business Combination in which the holders of Common Stock will continue to hold their Common Stock or will receive as a result of such Business Combination common stock in the surviving corporation or the parent corporation thereof (in either case, "Resulting Common Stock"), the Corporation shall give the holders of record of the Series A Preferred Stock at least twenty days but no more than one hundred and twenty days prior written notice of the possibility of the consummation of a Business Combination in which event each Accredited Holder may give the Corporation written notice within fifteen days of the giving of such notice that such Accredited Holders desires to have dividends payable upon consummation of such Business Combination paid in the form of Resulting Common Stock based on the Market Price of such Resulting Common Stock as of the date of the consummation of the applicable Business Combination (rounded down to the nearest whole share) and if such Business Combination is so consummated, then the Accredited Holders which gave such notice shall be paid all accrued dividends on their Series A Preferred Stock in the form of Resulting Common Stock and all other holders shall receive dividends in the form of cash. Upon conversion of shares of Series A Preferred Stock, all accrued but unpaid dividends shall be paid upon such conversion in the form of cash, except as provided below, unless such payment is not legal at such time and if not then legal then as soon as such payment is legal and the amount so payable shall increase at 8% per annum compounded quarterly to the extent such payment is delayed because such payment would not be legal until such payment is made; provided, however, that any holder of

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Series A Preferred Stock which is an Accredited Holder may in connection with the conversion of the Series A Preferred Stock prior to a Qualified Public Offering request that accrued but unpaid dividends be paid in the form of Common Stock based on the Market Price of the Common Stock as of the date of conversion (rounded down to the nearest whole share).

3.   Distributions Upon Liquidation, Dissolution or Winding Up.  In the event of
     ---------------------------------------------------------
any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid the Liquidation Preference of all outstanding shares of the Series A Preferred Stock as of the date of such liquidation or dissolution or such other winding up, plus any accrued but unpaid dividends (including any accrued but unpaid dividends thereon), if any, to such date, and no more. If such payment shall have been made in full to the holders of the Series A Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. The consolidation or merger of the Corporation into or with another corporation or corporations, and the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3 unless the holders of a majority of the then outstanding shares of Series A Preferred Stock consent in writing prior to such transaction that such transaction shall not constitute a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

4.   Voting Rights.  In addition to any other rights provided in the
     -------------
Corporation's Bylaws or by law, each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the fraction (rounded down to the nearest integer), the numerator of which shall equal One Thousand Dollars ($1,000) and the denominator of which shall equal the Conversion Price determined on the record date for determining the holders of Common Stock entitled to vote on the matter submitted thereto, and each share of Series A Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class, except the consent or approval of the holders of a majority of the Series A Preferred Stock, voting separately as a class, shall be required to approve, and the Corporation shall not without such approval, (i) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of this Certificate of Designation or the Certificate of Incorporation, (ii) authorize or issue any Senior Stock or Parity Stock; (iii) consummate any merger of the Corporation with or into any other entity or any consolidation, conversion or statutory share exchange involving the Corporation or (iv) make any Restricted Payment.

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5.   Conversion Rights.  The Series A Preferred Stock shall be convertible into
     -----------------
Common Stock as follows:

     (a) Conversion at Holder's Option.  The holder of any shares of the Series
         -----------------------------
A Preferred Stock shall have the right at any time after the earlier of (i) the first date the holders of a majority of the then outstanding shares of Series A Preferred Stock shall have consented in writing to permit the conversion of the Series A Preferred Stock or (ii) August 31, 2010, at such holder's option and without the payment of any additional consideration, to convert any or all of such shares of the Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price (as provided in subparagraph 5(d) below) in effect on the Conversion Date (as provided in subparagraph 5(e) below) upon the terms hereinafter set forth.

     (b) Conversion by Majority.  In the event the holders of a majority of the
         ----------------------
then outstanding shares of Series A Preferred Stock, acting separately as one class, vote (by written consent or otherwise) to convert all of their shares of the Series A Preferred Stock into fully paid and nonassessable shares of Common Stock, all other shares of Series A Preferred Stock shall automatically be converted, without further act of the Corporation, or its shareholders, into fully paid and nonassessable shares of Common Stock of the Corporation at the Conversion Price in effect on the Conversion Date upon the terms hereinafter set forth.

     (c) Qualified Public Offering Conversion.  The Corporation shall have the
         ------------------------------------
right, at the Corporation's option, to convert shares of the Series A Preferred Stock, without any further act of the Corporation or its shareholders, into fully paid and nonassessable shares of Common Stock of the Corporation at the Conversion Price in effect on the Conversion Date upon the terms hereinafter set forth upon the closing of a firm commitment underwritten Qualified Public Offering.

     (d) Number of Shares.  In the event of a conversion pursuant to
         ----------------
subparagraph 5(a), 5(b) or 5(c) above, each share of the Series A Preferred Stock so converted shall be converted into such number of shares of Common Stock as is determined by dividing (x) One Thousand Dollars ($1,000) by (y) the Conversion Price in effect on the Conversion Date. The initial Conversion Price shall be One Hundred Dollars ($100) per share of Common Stock. Such initial Conversion Price shall be subject to adjustment in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

     (e) Mechanics of Conversion.  The holder of any shares of the Series A
         -----------------------
Preferred Stock may exercise the conversion right specified in subparagraph 5(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates representing the shares of the Series A Preferred Stock to be converted, accompanied by written notice specifying the number of such shares to be converted. Upon a mandatory conversion pursuant to subparagraphs 5(b) or 5(c), then on the Conversion Date, the outstanding shares of the Series A Preferred Stock shall be converted automatically without any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any holder certificates representing the shares of Common Stock issuable upon such conversion unless certificates representing the shares of Series A Preferred Stock, endorsed directly or through stock powers to the Corporation or in blank and accompanied when appropriate with evidence of the signatory's authority, are delivered to the Corporation or any transfer agent of the Corporation. If the certificate representing shares of

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Common Stock issuable upon conversion of shares of the Series A Preferred Stock is to be issued in a name other than the name on the face of the certificate representing such shares of the Series A Preferred Stock, such certificate shall be accompanied by such evidence of the assignment and such evidence of the signatory's authority with respect thereto as deemed appropriate by the Corporation or its transfer agent and such certificate shall be endorsed directly or through stock powers to the Corporation or in blank. Conversion shall be deemed to have been effected (i) with respect to conversions pursuant to subparagraph 5(a), on the date when delivery of notice of an election to convert pursuant to subparagraph 5(a) and of certificates representing the shares being converted is made, or (ii) with respect to mandatory conversion pursuant to subparagraph 5(b) or 5(c), on the (x) closing date of the Qualified Public Offering or (y) the date as of which the majority of outstanding shares of the Series A Preferred Stock shall vote for such conversion of the total number of shares of the Series A Preferred Stock, as the case may be, and each such applicable date is referred to herein as the "Conversion Date." Subject to the provisions of subparagraph 5(g)(vi), as promptly as practicable after the Conversion Date (and after surrender of the certificate or certificates representing shares of the Series A Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of any such conversion), the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled upon such conversion, and a check or cash with respect to any fractional interest in a share of Common Stock, as provided in subparagraph 5(f). Subject to the provisions of subparagraph 5(g)(vi), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion (in the case of conversion pursuant to subparagraph 5(a)), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate representing the number of shares of the Series A Preferred Stock representing the unconverted portion of the certificate so surrendered. The Corporation shall pay on any Conversion Date the accrued and unpaid dividends (including any accrued but unpaid dividends thereon) to and including such date on all shares of Series A Preferred Stock to be so converted in accordance with paragraph 2(c).

     (f) Fractional Shares.  No fractional shares of Common Stock or scrip shall
         -----------------
be issued upon conversion of shares of the Series A Preferred Stock. If more than one share of the Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of the Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price, as defined in subparagraph 5(h) below.

     (g) Conversion Price Adjustments.  The Conversion Price shall be subject to
         ----------------------------
adjustment from time to time as follows:

     (i) Common Stock Issued at Less Than the Conversion Price.  If after the
         -----------------------------------------------------
Initial Issue Date the Corporation shall issue any Common Stock, other than Excluded Stock (as hereinafter defined), without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as otherwise expressly provided below) be reduced to the price determined by dividing (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding on a fully diluted basis (excluding employee stock options) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, and (B) the consideration received by the Corporation upon such issuance, by (2) the total number of shares of Common Stock outstanding on a fully diluted basis (excluding employee stock options) immediately after such issuance; provided that the resulting Conversion Price shall then be adjusted (but not above the Conversion Price in effect immediately prior to such issuance) to obtain the effective Conversion Price that would have resulted if 50% of the shares of Common Stock originally issued to CHEX Sub (as defined in the Contribution Agreement) pursuant to the Contribution Agreement that are then owned by CHEX Sub (such shares, the "CHEX Common Shares") had been treated as stock convertible into Common Stock entitled to the same dilution adjustments as set forth in this paragraph (g)(i) with respect to the proposed issuance, but holding the number of CHEX Common Shares constant, all as reasonably determined in good faith by the Board of Directors of the Corporation.

               (a)  Issuance for Cash.  In the case of the issuance of Common
                    -----------------
Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

               (b)  Consideration Other Than Cash.  In the case of the issuance
                    -----------------------------
of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities that by their terms are exchangeable for such Common Stock), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board, irrespective of any accounting treatment.

               (c)  Options and Convertible Securities.  In the case of the
                    ----------------------------------
issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable), other than in each case Excluded Stock as defined in subparagraph 5(g)(ii) below:

                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs 5(g)(i)(a) and (b) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subparagraphs 5(g)(i)(a) and (b) above), if any, to be received by the Corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

               (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

               (4) on the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

               (5) if the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

     (ii)  Excluded Stock.  "Excluded Stock" shall mean (A) shares of Common
           --------------
Stock issued or reserved for issuance by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock, each of which is subject to the provisions of subparagraph 5(g)(iii) below, (B) shares of Common Stock issued or issuable pursuant to the Contribution Agreement or shares of Common Stock issuable upon conversion of Series A Preferred Stock issued or issuable pursuant to such agreement, (C) shares of Common Stock issuable upon conversion of the Series A Preferred Stock, (D) shares of Common Stock (including options to purchase such shares) issuable pursuant to the Corporation's Stock Option Plan to the extent such Plan has been approved by the Board of Directors of the Corporation.
Shares of Series A Preferred Stock not yet issued under the Contribution Agreement and Common Stock issuable upon conversion of such Series A Preferred Stock shall not be taken into account in determining the number of shares of Common Stock outstanding on a fully diluted basis for purposes of paragraph 5(g)(i), and (E) shares of Common Stock issued in any transaction in which the Group B Holders (as defined in the Stockholders Agreement) are entitled to preemptive rights under Section 2.4 of the Stockholders Agreement and in which they, taken together, purchase their full pro rata share of all of the New Securities (as defined in the Stockholders Agreement) which they are entitled to purchase under such provision with respect to such issuance.

     (iii)  Stock Dividends, Subdivisions, Reclassifications or Combinations.
            ----------------------------------------------------------------
If after the Initial Issue Date the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such shares of the Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

     (iv)   Other Distributions.  In case the Corporation shall after the
            -------------------
Initial Issue Date fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidences of indebtedness of the Corporation or any subsidiary or (iii) of assets (including cash but excluding dividends or distributions referred to in subparagraph 5(g)(iii) above), or (iv) of rights or warrants (excluding those referred to in subparagraph 5(g)(i) above), in each case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, (i) the numerator of which shall be an amount equal to the difference resulting from (A) the number of shares of Common Stock outstanding on such record date multiplied by the Market Price per share of Common Stock on such record date, less (B) the fair market value (as determined by the Board, whose determination shall be conclusive) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, and (ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding on such record date multiplied by the Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

     (v)    Rounding of Calculations; Minimum Adjustment.  All calculations
            --------------------------------------------
under this subparagraph 5(g) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Paragraph 5 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.001; but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.001 of more.

     (vi)   Timing of Issuance of Additional Common Stock Upon Certain
            ----------------------------------------------------------
Adjustments. In any case in which the provisions of this subparagraph 5(g) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
(A) issuing to the holder of any share of the Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph 5(f); provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     (h)  Current Market Price.  The Current Market Price at any date shall
          --------------------
mean, in the event the Common Stock is publicly traded, the average of the daily closing prices per share of Common Stock for thirty (30) consecutive trading days ending three (3) trading days before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 trading day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by Nasdaq, if the Common Stock is traded over-the-counter and quoted in the National Market System, or if the Common Stock is so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common Stock as reported by Nasdaq or any comparable system, or, if the Common Stock is not listed on Nasdaq or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the fair value per share of Common Stock as determined in good faith by the Board of Directors, irrespective of any accounting treatment.

     (i)  Statement Regarding Adjustments.  Whenever the Conversion Price shall
          -------------------------------
be adjusted as provided in subparagraph 5(g), the Corporation shall forthwith file, at the office of any transfer agent for the Series A Preferred Stock, if any, and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of the Series A Preferred Stock at its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 5(j).

     (j)  Notice to Holders.  In the event the Corporation shall propose to take
          -----------------
any action of the type described in clause (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Conversion Price), (iii) or (iv) of subparagraph 5(g), or described in subparagraph 5(m), the Corporation shall give notice to each holder of shares of the Series A Preferred Stock, in the manner set forth in subparagraph 5(i), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of the Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (k)  Treasury Stock.  For the purposes of this Paragraph 5, the sale or
          --------------
other disposition of any Common Stock theretofore held in the Corporation's treasury that are issued for at least the consideration paid to acquire such Common Stock shall not be deemed to be an issuance thereof.

     (l)  Costs.  The Corporation shall pay all documentary, stamp, transfer or
          -----
other transactional taxes attributable to the issuance of delivery of shares of Common Stock upon conversion of any shares of the Series A Preferred Stock; provided that the Corporation shall not be required to pay any federal or state income taxes or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of the Series A Preferred Stock in respect of which such shares are being issued.

     (m)  Consolidation, Merger, Sale, Lease or Conveyance.  In case after the
          ------------------------------------------------
Initial Issue Date of any consolidation with or merger of the Corporation with or into another corporation or other entity, or in case of any sale, lease or conveyance to another corporation or other entity of the assets of the Corporation as an entirety or substantially as an entirety, each share of the Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock, other securities and/or property (including cash) to which the Common Stock issuable (immediately prior to such consolidation, merger, sale, lease or conveyance) upon conversion of such share of the Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of the Series A Preferred Stock (including without limitation the definition of Current Market Price) shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of the Series A Preferred Stock. In determining the kind and amount of stock, securities and/or property receivable upon consummation of such consolidation, merger, sale, lease or conveyance, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such transaction, then the holders of the Series A Preferred Stock, in connection with such transaction and at the same time holders of Common Stock are allowed to make such election, shall be given the right to make a similar election with respect to the number of shares of stock or other securities or property into which such holder's Series A Preferred Stock shall thereafter be convertible.

6.   Exclusion of Other Rights.
     -------------------------

     Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Stockholders Agreement and this Certificate of Designation (as such may be amended from time to time) and in the Corporation's Certificate of Incorporation.

7.   Headings of Subdivisions.
     ------------------------

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

8.   Severability of Provisions.
     --------------------------

     If any right, preference or limitation of the Series A Preferred Stock set forth in this Certificate of Designation (as such may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in the this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9.   Status of Reacquired Shares.
     ---------------------------

     Shares of Series A Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

     IN WITNESS WHEREOF, this Certificate has been duly executed by the undersigned President and Secretary of the Corporation this _____ day of ____________, 2000.

                                                  GRYPHON EXPLORATION COMPANY



                                                  By:_________________________
                                                     ____________________
                                                     President


ATTEST:

_________________________
____________________
Secretary